                                                                    Exhibit 99.5

                                   FORM 10-K


(X) Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2000 OR

( ) Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from _________ to
         __________.

         FIDC Certificate Number:  26498


                         AMERICAN BANK OF CONNECTICUT
                         ----------------------------
            (Exact name of registrant as specified in its charter)


          Connecticut                                              06-0581270
 -------------------------------                                   ----------
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)


Two West Main Street, Waterbury,Connecticut                           06702
-------------------------------------------                        -----------
(Address of principal executive offices)                            (Zip Code)

      Registrant's telephone number, including area code: (203) 757-9401

          Securities registered pursuant to Section 12(b) of the Act:
                                Not Applicable

          Securities registered pursuant to Section 12(g) of the Act:
                    Common Stock, par value $1.00 per share
                    ---------------------------------------
                               (Title of class)

       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                            ----    ----

       Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ( )

       The Bank's common stock is traded on the American Stock Exchange. Based upon the closing price of the registrant's common stock as of February 28, 2001, the aggregate market value of the voting stock held by non-affiliates of the registrant is $84,297,548. Solely for purposes of this calculation, the shares held by directors and executive officers of the registrant have been excluded because such persons may be deemed to be affiliates. This reference to affiliate status is not necessarily a conclusive determination for other purposes.

       The number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date is:

                Class: Common Stock, par value $1.00 per share
            Issued and Outstanding at February 28, 2001: 4,768,000


Total number of pages, including cover pages and excluding exhibits:   6
                                                                       -

Cover pages consist of pages 1 and a portion of page 2.
                             -                       -

                      DOCUMENTS INCORPORATED BY REFERENCE


PART I        :  Portions of the annual report to stockholders for the fiscal year ended December 31, 2000.

PART II       :  Portions of the annual report to stockholders for the fiscal year ended December 31, 2000.

PART III      :  Portions of the definitive proxy statement for the 2000 Annual
                 Meeting of Stockholders to be held on April 25, 2001.

PART IV       :  Portions of the annual report to stockholders for the fiscal year ended December 31, 2000.


                                    PART I

ITEM 1.       BUSINESS

              The required information is incorporated by reference to page 12 of the Bank's 2000 Annual Report to Stockholders for the fiscal year ended December 31, 2000.

ITEM 2.       PROPERTIES

              The Bank's home office is located at 2 West Main Street, Waterbury, Connecticut. It also operates 16 branch offices within the State of Connecticut and a loan administration office in Waterbury, Connecticut.

              The following table sets forth additional information with respect to the Bank's offices, all of which are fully utilized.

                                                  Year          Net Book           Owned/            Lease
                  Location                       Opened           Value            Lease          Expiration
                  --------                       ------         --------           -----         -----------
              Main Office
              2 West Main Street
              Waterbury                         1967          1,186,000            Owned

              Robinwood Branch
              1279 West Main Street
              Waterbury                         1973             15,000            Leased        09/31/03

              East Mountain Office
              1030 Hamilton Avenue
              Waterbury                         1976             23,000            Leased        07/31/01

              Mall Office
              Wolcott Road
              Waterbury                         1974            100,000            Leased        06/30/04

              Middlebury Branch
              Route 64                          2000             51,000            Leased        01/31/02
              Middlebury

              Seymour Branch
              249 Bank Street
              Seymour                           1977            135,000            Owned

              Watertown Branch
              1247 Main Street
              Watertown                         1982            428,000           Owned

              Woodbury Center
              59 Main Street South
              Woodbury, CT                      2000            140,000           Leased        06/30/05

              Woodbury Office
              Main Street South
              Woodbury                          1976            371,000           Owned


                                                  Year          Net Book           Owned/            Lease
                  Location                       Opened           Value            Lease          Expiration
                  --------                       ------         --------           -----         -----------
              Colonial Plaza Office
              Thomaston Avenue
              Waterbury                         1983            10,000             Leased        05/30/01

              North Main Branch
              2084 North Main Street
              Waterbury                         1992           208,000             Owned

              Highland Avenue Branch
              630 Highland Avenue
              Waterbury                         1992            15,000             Leased        05/31/04

              Wolcott Branch
              826 Wolcott Road
              Waterbury                         1992            91,000             Leased       12/31/2002

              Torrington Commons
              215 High Street
              Torrington                        1992           157,000             Leased        06/31/02

              Torrington Parkade
              446 Winsted Road
              Torrington                        1992            57,000             Leased       10/31/02

              Winsted Branch
              Route 44
              Winsted                           1992            167,000            Leased        07/31/02

              Phoenix Professional
              80 Phoenix Avenue
              Waterbury                         1997             54,000            Leased        06/31/02

              Heritage Village
              1 Village Center
              Southbury CT                      2000          $ 111,000            Leased        09/30/06

              (1) Excludes value of furniture and fixtures

              (2) Aggregate annual rentals paid in 1995 and 1996 were less than
                  5% of the Bank's total operationg expense.




ITEM 3.       LEGAL PROCEEDINGS

              At December 31, 2000, there were no material pending legal proceedings, other than ordinary routine litigation incident to its business, to which the Bank was a party or to which any of its property was subject.

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

              Not Applicable.

                                    PART II

ITEM 5.       MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
              MATTERS

        (a) Market Information: The required information is incorporated herein by reference to page 42 of the Bank's 2000 Annual Report to Stockholders.

        (b) Holders: The approximate number of holders of stock as of January 31, 2001 is 2,000.

        (c) Dividends: The required information is incorporated herein by reference to inside cover and to pages 14, 16, 21, 23, 40 and 42 of the Bank's 2000 Annual Report to Stockholders.

ITEM 6.       SELECTED FINANCIAL DATA

              The required information is incorporated herein by reference to the front inside cover and page 16 of the Bank's 2000 Annual Report to Stockholders.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              The required information is incorporated herein by reference from pages 11 to 15 of the Bank's 2000 Annual Report to Stockholders.

Schedule II

                 Loans To Officers, Directors, Principal Security Holders, And
                             Associates Of The Foregoing Persons

                                                          (in thousands)
       Name of              Balance at beginning                        Amounts collected      Balance at end
      Borrower                   of period             Additions            and other             of period
-----------------------------------------------------------------------------------------------------------------------

2000  Directors
      as a group            $5,320                     $3,750           $366                   $8,704

1999  Directors
      as a group            $5,658                       --             $338                   $5,320

1998  Directors
      as a group            $5,968                       --             $310                   $5,658

ITEM 7a.      QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

              The required information is incorporated herein by reference to pages 13, 14, 19, 26 and 31 of the Bank's 2000 Annual Report to Stockholders.

ITEM 8.       FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

              The required information is incorporated herein by reference from pages 22 through 42 of the Bank's 2000 Annual Report to Stockholders.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

              None

                                   PART III


ITEM 10.      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

              Information regarding the directors and executive officers of the Bank is omitted from this report as the Bank has filed its definitive proxy statement within 120 days after the end of the fiscal year covered by this Report, and the information included therein is incorporated herein by reference from the definitive proxy statement for the 2000 Annual Meeting of Stockholders to be held on April 25, 2001. (pages 7 through 9)

ITEM 11.      EXECUTIVE COMPENSATION

              Information regarding compensation of executive officers and directors is omitted from this Report as the Bank has filed a definitive proxy statement within 120 days after the end of the fiscal year covered by this Report, and the information included therein is incorporated herein by reference from the definitive proxy statement for the 2000 Annual Meeting of Stockholders to be held on April 25, 2001. (pages 10 through 16)

ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              Information required by this Item is omitted from this Report as the Bank has filed a definitive proxy statement within 120 days after the end of the fiscal year covered by this Report, and the information included therein is incorporated by reference from the definitive proxy statement for the 2000 Annual Meeting of Stockholders to be held on April 25, 2001. (pages 5 and 6 and pages 10 through 15)

ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              Information regarding certain relationships and related transactions is omitted from this Report as the Bank has filed a definitive proxy statement within 120 days after the end of the fiscal year covered by this Report, and the information included therein is incorporated herein by reference from the definitive proxy statement for the 2000 Annual Meeting of Stockholders to be held on April 25, 2001. (see page 3 in 10K and page 8)

                                    PART IV

ITEM 11.      EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) (1) The following Financial Statements of the Registrant included in its Annual Report to Stockholders for the year ended December 31, 2000, are incorporated herein by reference in Item 8. The remaining information appearing in the Annual Report to Stockholders is not deemed to be filed as part of this Report, except as expressly provided herein.

              A. Balance Sheets - December 31, 2000 and 1999 (pages 22, and 26 through 37)

              B. Statements of Earnings - Years Ended December 31, 2000, 1999
                 and 1998 (pages 23 and 26 through 40)

              C. Statements of Comprehensive Income - Years Ended December 31,
                 2000, 1999 and 1998 (page 24)

              D. Statements of Stockholders' Equity - Years Ended December 31,
                 2000, 1999 and 1998 (pages 24, 38 and 39)

              E. Statements of Cash Flows - Years Ended December 31, 2000, 1999
                 and 1998 (page 25)

              F. Independent Auditor's Report  (page 41)

     (a) (2) Financial Data Schedules: Certain schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, which have been adopted by the FDIC, are not required under the related instructions or are inapplicable and therefore have been omitted here.

                       Schedule I. Annual Report to Stockholders (inside cover and pages 16, 20, 21,and 24)

                       Schedule II. Annual Report to Stockholders (pages 19, 29, 30, 36, and 37);

                       Schedule III. Annual Report to Stockholders (pages 16,
                                     17, 18 and 30)

                       Schedule IV.  Annual Report to Stockholders (pages 17 and
                                     26)

                       Schedule V.   Annual Report to Stockholders (page 33 and
                                     34)

                       Schedule VI.  Annual Report to Stockholders (page 16)

                       Schedule VII. Annual Report to Stockholders  (page 18)


     (a)  (3) Exhibits. The following exhibits are filed as part of this report:

          (3) Bylaw Amendment adopted January 24, 2001.

          (4) Statement Re: Computation of per share earnings is incorporated by reference to pages 25 and 31 of the Bank's 2000 Annual Report to Stockholders.

          (6) Annual Report to Stockholders for the year ending December 31,
              2000.

          (10)Material Contracts - Management Contract. Executive Officer Employment Agreement between Bank and Earl T. Young dated August 2, 2000.

     (b)      There are no reports on Form 8-K (F-3).

     (c)      Exhibits to this Form 10-K are attached.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        AMERICAN BANK OF CONNECTICUT


Date: 3/28/01                           By /s/ William E. Solberg
      ---------------------------          ----------------------------------
                                           William E. Solberg
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Bank and in the capacities and on the dates indicated.


By /s/ William E. Solberg               By /s/ Floyd G. Champagne
   ------------------------------          -----------------------------------
   William E. Solberbg                     Floyd G. Champagne
   (Principal Financial Officer)           Executive Vice President and
                                           Treasurer (Principal Financial
                                           Officer


Date: 3/28/01                           Date: 3/28/01
      ----------------------------            ----------------------------

By                                      By /s/ Norman S. Drubner
   -------------------------------         --------------------------------
   Richard H. Caulfield                    Norman S. Drubner
   Director                                Director

Date: 3/28/01                           Date: 3/28/01
      ---------------------------             ------------------------------

By /s/ Gene C. Guilbert                 By /s/ Charles T. Kellogg
   ------------------------------          ---------------------------------
   Gene C. Guilbert                        Charles T. Kellogg
   Director                                Director

Date: 3/28/01                           Date: 3/28/01


By /s/ Gregory S Oneglia                By /s/ Paul A. Sirop
   ------------------------------          ---------------------------------
   Gregory S. Oneglia                      Paul A. Sirop
   Director                                Director

Date: March 28,2001                     Date: 3/28/01
      ----------------------------            ------------------------------

By /s/ Ann Y. Smith                     By /s/ Robert W. Wesson
   -------------------------------          ---------------------------------
   Ann Y Smith                              Robert W. Wesson
   Director                                 Director

Date: 3/28/01                           Date: 3/28/01
      -----------------------------           ------------------------------
                                        6